Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Schweitzer-Mauduit International, Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting dated February 27, 2015, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 13, 2015